UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT – February 28, 2020
(Date of earliest event reported)

HONEYWELL INTERNATIONAL INC.
(Exact name of Registrant as specified in its Charter)

Delaware	1-8974	22-2640650
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

300 SOUTH TRYON STREET, CHARLOTTE, NC...................................................28202
............(Address of principal executive offices)........................................................(Zip Code)

 Registrant’s telephone number, including area code: (704) 627-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1 per share*	HON	The New York Stock Exchange
1.300% Senior Notes due 2023	HON 23A	The New York Stock Exchange
2.250% Senior Notes due 2028	HON 28A	The New York Stock Exchange
* The common stock is also listed on the London Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2020, Retired U.S. Army General Raymond T. Odierno, 65, was appointed to the Board of Directors of Honeywell International Inc. (the “Company”) as an independent Director, with immediate effect. General Odierno will stand for re-election at Honeywell’s 2020 Annual Meeting of Shareowners on April 27, 2020 and is expected to become a member of the Corporate Governance and Responsibility Committee upon and subject to such re-election. He will receive compensation as a non-employee director in accordance with the Company’s previously-disclosed, non-employee director compensation practices.

A copy of the press release issued by the Company regarding the election of General Odierno to its Board of Directors is attached as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01	Exhibits

(d)	Exhibits.

99.1	Press Release dated February 28, 2020 entitled “Honeywell Names Former U.S. Army Chief of Staff Raymond Odierno to Board of Directors”

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the iXBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 28, 2020	HONEYWELL INTERNATIONAL INC.

By: /s/ Victor J. Miller
Victor J. Miller
Vice President, Deputy General Counsel, Corporate Secretary and Chief Compliance Officer